Exhibit 99.1

Anworth Reports First Quarter 2015 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--April 29, 2015--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the first quarter ended March 31, 2015.

Earnings

The following table summarizes the Company’s Core Earnings, GAAP net income and comprehensive income for the quarter ended March 31, 2015 (dollar amounts in thousands):

	Three Months Ended March 31, 2015
	(unaudited)
Earnings	Earnings	Per Weighted Share
Core Earnings	$16,190	$0.15
GAAP net loss	(17,847)	(0.17)
Comprehensive income	$16,288	$0.15

“Core Earnings” is a non-GAAP financial measure which is explained and reconciled to net income in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release. Comprehensive income is shown on the Consolidated Statements of Comprehensive Income included in this earnings release.

Portfolio

At March 31, 2015, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	March 31, 2015
	Dollar Amount	Percentage

Agency MBS(1)	$7,461,305	95.0%
Non-Agency MBS	376,379	4.8%
Residential real estate	14,278	0.2%
Total Portfolio	$7,851,962	100.0%
Total Assets(1)	$7,909,769

_________
(1) Includes TBA Agency MBS of $716,664.

Agency MBS

At March 31, 2015, the fair value of the Company’s agency mortgage-backed securities, or Agency MBS, and its allocation were approximately as follows (dollar amounts in thousands):

March 31, 2015

Fair value of Agency MBS and TBA Agency MBS	$7,461,305
Adjustable-rate Agency MBS (less than 1 year reset)	28%
Hybrid adjustable-rate Agency MBS (1-2 year reset)	7%
Hybrid adjustable-rate Agency MBS (2-3 year reset)	10%
Hybrid adjustable-rate Agency MBS (3-4 year reset)	3%
Hybrid adjustable-rate Agency MBS (4-5 year reset)	11%
Hybrid adjustable-rate Agency MBS (5-7 year reset)	6%
Hybrid adjustable-rate Agency MBS (>7 year reset)	8%
15-year fixed-rate Agency MBS	14%
15-year fixed-rate TBA Agency MBS	10%
20-year and 30-year fixed-rate Agency MBS	3%
100%

At March 31, 2015, the key metrics of the Company’s Agency MBS portfolio were as follows (dollar amounts in thousands):

March 31, 2015
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.54%
Hybrid adjustable-rate Agency MBS	2.48
15-year fixed-rate Agency MBS	2.64
15-year fixed-rate TBA Agency MBS	2.79
20-year and 30-year fixed-rate Agency MBS	4.35
Total Agency MBS:	2.60%
Average Amortized Cost:
Adjustable-rate Agency MBS	103.03%
Hybrid adjustable-rate Agency MBS	103.51
15-year fixed-rate Agency MBS	102.99
15-year fixed-rate TBA Agency MBS	103.24
20-year and 30-year fixed-rate Agency MBS	103.11
Total Agency MBS:	103.27%
Current yield (weighted average coupon divided by average amortized cost)	2.52%
Unamortized premium	$210.6 million
Unamortized premium as a percentage of par value	3.27%
Premium amortization expense on Agency MBS	$11.8 million

March 31, 2015
Constant prepayment rate (CPR) of Agency MBS	14%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	15%
Weighted average term to next interest rate reset on Agency MBS	36 months

Non-Agency MBS

The following table summarizes the Company’s Non-Agency MBS at March 31, 2015 (dollar amounts in thousands):

			Weighted Average
Loan Type	Fair Value	Current Principal	Amortized Cost	Coupon	Yield

Prime	$21,705	$27,767	77.10%	1.63%	6.36%
Alt-A	192,162	245,299	77.46%	4.26%	5.60%
Subprime	56,055	57,425	97.11%	5.38%	5.50%
Non-performing	106,457	107,674	98.10%	4.66%	5.49%
Total Non-Agency MBS	$376,379	$438,165	85.09%	4.34%	5.60%

Residential Real Estate

At March 31, 2015, Anworth Properties, Inc. owned 87 single-family residential rental properties located in Southeastern Florida that are carried at a total cost, net of accumulated depreciation, of $14.3 million.

Portfolio Financing and Leverage

	March 31, 2015
(dollar amounts in thousands)	Agency MBS	Non-Agency MBS	Total MBS
Repurchase Agreements
Outstanding repurchase agreement balance	$6,048,000	$236,037	$6,284,037
Average interest rate	0.35%	1.83%	0.41%
Average maturity	38 days	15 days	37 days
Average interest rate after adjusting for interest rate swaps			1.10%
Average maturity after adjusting for interest rate swaps			729 days

At March 31, 2015, the Company’s leverage multiple was 7.8x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 8.7x at March 31, 2015.

Interest Rate Swaps and Eurodollar Futures Contracts

At March 31, 2015, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts (in thousands), weighted average fixed rates and remaining terms:

	March 31, 2015
	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years

Less than 12 months	$-	-%	-	-
1 year to 2 years	650,000	0.83	18	1.50
2 years to 3 years	860,000	1.04	30	2.50
3 years to 5 years	915,000	1.56	44	3.67
5 years to 7 years	555,000	2.35	69	5.75
7 years to 10 years	350,000	2.93	97	8.08
	$3,330,000	1.56%	45	3.75

At March 31, 2015, the Company’s short position in Eurodollar Futures Contracts had the following notional amounts (in thousands) and weighted average purchase prices:

	March 31, 2015
	Eurodollar Futures Contracts
Expiration	Notional Amount	Weighted Average Purchase Price

Less than 12 months	$5,150	$99.22
1 year to 2 years	150	$98.74
Total	$5,300	$99.20

Effective Net Interest Rate Spread

March 31, 2015
Average asset yield, including TBA dollar roll income	2.21%
Effective cost of funds	1.09
Effective net interest rate spread	1.12%

The components of the effective net interest rate spread are non-GAAP financial measures and are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release.

Dividend

On March 19, 2015, the Company declared a quarterly common stock dividend of $0.15 per share for the quarter ended March 31, 2015. Based upon the closing price of $5.09 on March 31, 2015, the annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2015 was 11.8%.

Book Value Per Common Share

At March 31, 2015, the Company’s book value was $6.52 per share of common stock, which was an increase of $0.04 from the prior quarter. The $0.15 quarterly dividend and the $0.04 increase in book value per share resulted in a return on equity to common stockholders of 2.9% for the quarter ended March 31, 2015.

Share Repurchases

During the quarter ended March 31, 2015, the Company repurchased an aggregate of 4,160,908 shares of its common stock at a weighted average price of $5.17 per share. Based upon the book value per share of common stock of $6.48 at December 31, 2014, the economic benefit to common stockholders from these repurchases is approximately $5.45 million or approximately $0.05 per share. The economic benefit from increases in book value per share as a result of share repurchases is not included in GAAP net income available to common stockholders.

Series C Preferred Stock

On January 27, 2015, the Company completed a public offering of 300,000 shares of 7.625% Series C Cumulative Redeemable Preferred Stock (or “Series C Preferred Stock”) at a public offering price of $24.50 per share and received net proceeds of approximately $7 million. On March 2, 2015, we announced that Anworth Management, LLC (the “Manager”) and the Company entered into an At Market Issuance Sales Agreement with MLV & Co. LLC pursuant to which the Company may offer and sell from time to time the Company’s common stock, 6.25% Series B Cumulative Convertible Preferred Stock and 7.625% Series C Preferred Stock.

During the quarter ended March 31, 2015, the Company issued an aggregate of 53,119 shares of its Series C Preferred Stock under the Sales Agreement at a weighted average price of $24.45 per share, which provided net proceeds to the Company of approximately $1.3 million, net of sales commissions.

Subsequent Events

From April 1, 2015 through April 28, 2015, the Company repurchased an aggregate of 116,157 shares of its common stock at a weighted average price of $5.24 per share under its share repurchase program.

From April 1, 2015 through April 28, 2015, the Company issued an aggregate of 56,470 shares of its Series C Preferred Stock under the MLV Sales Agreement at a weighted average price of $24.45 per share, which provided net proceeds to the Company of approximately $1.37 million, net of sales commissions.

Conference Call

The Company will host a conference call on Thursday, April 30, 2015 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss first quarter 2015 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on April 30, 2015. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10064707. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus, may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). Our principal business is to invest primarily in mortgage-backed securities on a leveraged basis. Income generated for distribution to our shareholders is based primarily on the difference between the yield on our mortgage assets and the cost of our borrowings. We qualify as a REIT for federal income tax purposes and are not subject to federal corporate income taxes on distributions to our stockholders. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will, ” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31,	December 31,
	2015	2014
		(audited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$6,436,205	$6,650,143
Agency MBS at fair value	272,734	343,734
Paydowns receivable	35,702	29,486
	$6,744,641	$7,023,363
Non-Agency MBS at fair value (including $318,599 and $155,311 pledged to counterparties at March 31, 2015 and December 31, 2014, respectively)	376,379	199,710
Residential real estate	14,278	12,871
Cash and cash equivalents	3,682	14,989
Interest and dividends receivable	18,983	19,115
Derivative instruments at fair value	6,560	9,792
Prepaid expenses and other	28,582	18,495
Total Assets:	$7,193,105	$7,298,335
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$11,272	$17,606
Repurchase agreements	6,284,037	6,370,740
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	70,188	45,259
Dividends payable on Series A Preferred Stock	1,035	1,035
Dividends payable on Series B Preferred Stock	394	394
Dividends payable on Series C Preferred Stock	111	-
Dividends payable on common stock	15,828	15,396
Accrued expenses and other	5,520	29,084
Total Liabilities:	$6,425,765	$6,516,894
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $25,241, respectively); 1,010 and 1,010 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	$23,924	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($8,828 and $0, respectively); 353 and 0 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	$8,085	$-
Common Stock: par value $0.01 per share; authorized 200,000 shares, 105,159 issued and 105,157 shares outstanding at March 31, 2015 and 109,972 issued and 109,234 outstanding at December 31, 2014, respectively	1,055	1,100
Additional paid-in capital	1,011,954	1,033,015
Accumulated other comprehensive (loss) consisting of unrealized gains and losses	17,614	(14,981)
Accumulated deficit	(341,829)	(308,154)
Total Stockholders' Equity:	$743,416	$757,517
Total Liabilities and Stockholders' Equity:	$7,193,105	$7,298,335

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Interest and other income:
Interest on Agency MBS	$30,588	$44,394
Interest on Non-Agency MBS	3,647	1
Income on rental properties	370	-
Other interest income	10	11
	34,615	44,406
Interest Expense:
Interest expense on repurchase agreements	6,689	27,406
Interest expense on junior subordinated notes	315	314
	7,004	27,720
Net interest income	27,611	16,686
Other Income:
Loss on sales of Non-Agency MBS	(3)	-
(Loss) gain on interest rate swaps, net	(46,488)	628
Gain on derivatives-TBA Agency MBS, net	8,525	-
(Loss) on derivatives-Eurodollar Futures Contracts	(2,338)	-
Recovery on Non-Agency MBS	1	37
Total other (loss) income	(40,303)	665
Operating Expenses:
Management fee to related party	(2,336)	(2,916)
General and administrative expenses	(1,279)	(1,064)
Total operating expenses	(3,615)	(3,980)
Net (loss) income	$(16,307)	$13,371
Dividend on Series A Cumulative Preferred Stock	(1,035)	(1,035)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(394)
Dividend on Series C Cumulative Redeemable Preferred Stock	(111)	-
Net (loss) income to common stockholders	$(17,847)	$11,942
Basic earnings per common share	$(0.17)	$0.09
Diluted earnings per common share	$(0.17)	$0.09
Basic weighted average number of shares outstanding	107,228	136,848
Diluted weighted average number of shares outstanding	111,472	140,875

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Month Ended March 31,
	2015	2014

Net (loss) income	$(16,307)	$13,371
Available-for-sale Agency MBS, fair value adjustment	23,803	29,759
Available-for-sale Non-Agency MBS, fair value adjustment	2,157	(37)
Reclassification adjustment for loss on sales of Non-Agency MBS included in net (loss) income	3	-
Unrealized gains (losses) on derivatives	6,108	(29,655)
Reclassification adjustment for interest expense on swap agreements included in net (loss) income	524	20,455
Other comprehensive income	32,595	20,522
Comprehensive income	$16,288	$33,893

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net income to common stockholders” for the quarter ended March 31, 2015 to “Core Earnings” for the same period. Core Earnings represents “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process. Management also believes the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate and compare the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the quarter ended March 31, 2015. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended March 31, 2015
	Amount	Per Share
	(in thousands)
Net income to common stockholders	$(17,847)	$(0.17)
Adjustments to derive core earnings:
Loss on sales of Non-Agency MBS	3	0.00
Loss on interest rate swaps, net	46,488	0.43
Gain on derivatives-TBA Agency MBS, net	(8,525)	(0.08)
Loss on derivatives-Eurodollar Futures Contracts	2,338	0.02
Recovery on Non-Agency MBS	(1)	(0.00)
Amortization of other comprehensive income on de-designated swaps(1)	524	0.01
Periodic net settlement on interest rate Swaps after de-designation(2)	(10,923)	(0.10)
Losses from expiration of Eurodollar Futures Contracts	(32)	(0.00)
Dollar roll income on TBA Agency MBS(3)	4,165	0.04
Core earnings	$16,190	$0.15

Basic weighted average number of shares outstanding	107,228

___________________
(1) This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its income statement as a portion of interest expense in accordance with GAAP.

(2) Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net income available to common stockholders.

(3) Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “(loss) gain on derivatives-TBA Agency MBS” and “derivative income-TBA Agency MBS” that are shown on the Company’s income statement.

Effective Net Interest Rate Spread

	Amount	Annualized Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest and other income	$34,615	1.97%
Dollar roll income on TBA Agency MBS(1)	4,165	0.24%
Total interest income and average asset yield, including TBA dollar roll income	$38,780	2.21%
Effective Cost of Funds:
Total interest expense	$7,004	0.44%
Periodic net settlement on interest rate Swaps after de-designation(2)	10,923	0.68%
Amortization of other comprehensive income on de-designated Swaps(3)	(524)	-0.03%
Loss on expiration of Eurodollar Futures Contracts	32	0.00%
Effective total interest expense and effective cost of funds	$17,435	1.09%

Effective net interest rate spread		1.12%

Average earning assets	$7,018,782
Average borrowings	$6,375,192

___________________
(1) Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “(loss) gain on derivatives-TBA Agency MBS” and “derivative income-TBA Agency MBS” that are shown on the Company’s income statement.

(2) Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net income available to common stockholders.

(3) This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its income statement as a portion of interest expense in accordance with GAAP.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com